Exhibit 4.10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 31st day of December, 2010 (this “Amendment”), is entered into among OLD DOMINION FREIGHT LINE, INC., a Virginia corporation (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as successor-by-merger to Wachovia Bank, National Association, as agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 10, 2006 (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B. The Borrower has notified the Lenders that it desires to enter into a certain Note Purchase Agreement dated on or about January 3, 2011 between the Borrower and the purchasers listed therein (the “2011 Note Purchase Agreement”) pursuant to which the Borrower would issue (i) $50,000,000 in 4.00% Senior Notes, Tranche A, having a maturity date in January 2018 and (ii) $45,000,000 in 4.79% Senior Notes, Tranche B, having a maturity date in January 2021.

C. The 2011 Note Purchase Agreement includes a covenant restricting the Borrower from incurring other Liens which would violate Section 8.10 of the Credit Agreement.

D. The Borrower has requested that the Lenders amend the Credit Agreement to amend Section 8.10 to include an exception for the 2011 Note Purchase Agreement, as hereinafter provided, and the Lenders are agreeable to such amendment pursuant to the terms herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Section 8.10 of the Credit Agreement. Clause (iv) of Section 8.10 of the Credit Agreement is hereby deleted and amended and restated in its entirety as follows:

(iv) the Note Purchase Agreement, any other note purchase agreements which the Borrower was a party on the Restatement Effective Date (the “Other Note Purchase Agreements”), the Note Purchase Agreement dated on or about January 3, 2011 between the Borrower and the purchasers listed therein pursuant to which the Borrower issued or shall issue (i) $50,000,000 in 4.00% Senior Notes, Tranche A, having a maturity date in January 2018 and (ii) an additional $45,000,000 in 4.79% Senior Notes, Tranche B, having a maturity date in January 2021 (the “2011 Note Purchase Agreement”), or any additional notes issued by the Borrower pursuant to the Note Purchase Agreement, the Other Note Purchase Agreements or the 2011 Note Purchase Agreement.

1.2 Amendment to Section 8.13 of the Credit Agreement. Section 8.13 of the Credit Agreement is amended by adding the following new sentence to the end thereof:

Furthermore, the Borrower will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, grant or suffer to exist any Lien to secure the obligations under the Note Purchase Agreement or the 2011 Note Purchase Agreement unless the Obligations will be equally and ratably secured with any and all other obligations thereby secured, such Lien to be pursuant to an agreement reasonably satisfactory to the Required Lenders.

ARTICLE II
CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower and (ii) the Required Lenders; and

(b) The Administrative Agent shall have received from the Borrower, payment in full for all fees and expenses of counsel to the Administrative Agent related to the preparation and negotiation of this Amendment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, and (iii) no Default or Event of Default shall have occurred and be continuing as of the date hereof, both immediately before and after giving effect to this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

4.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

4.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

4.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

4.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

4.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

OLD DOMINION FREIGHT LINE, INC., as Borrower

By:       /s/ J. Wes Frye—
Name: J. Wes Frye
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as

Administrative Agent and as a Lender

By: /s/ Andrea S. Chen—
Name: Andrea S. Chen
Title: Director

BANK OF AMERICA, N.A., as a Lender
By:	___/s/ John L. Mercuri
	Name: John L. Mercuri Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:       /s/ Preston W. Bergen—
Name: Preston W. Bergen
Title: Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:       /s/ Edward B. Hanson—
Name: Edward B. Hanson
Title: Vice President

HIGH POINT BANK AND TRUST COMPANY, as a Lender

By: /s/ David G. Black—
Name: David G. Black
Title: EVP – Banking Group